Exhibit 99.1

FOR IMMEDIATE RELEASE

January 21, 2014

Huron Consulting Group Announces Preliminary Unaudited 2013 Results

CHICAGO – January 21, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced preliminary unaudited financial results for the full year ended December 31, 2013.

Based on preliminary unaudited financial results, the Company expects full year 2013 revenues before reimbursable expenses in a range of $718.0 million to $720.5 million, operating income in a range of $118.0 million to $120.0 million, and diluted earnings per share from continuing operations of $2.88 to $2.92. The Company also expects adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)(1), a non-GAAP measure, in a range of $136.5 million to $138.5 million, and non-GAAP adjusted diluted earnings per share(1) in a range of $2.92 to $2.96.

The preliminary unaudited results significantly exceeded the high end of the Company’s guidance primarily as a result of higher than expected performance-based fees in the Huron Healthcare segment. The increased performance-based fees, net of employee bonuses attributable to these higher revenues, accounted for a significant amount of the earnings in excess of the high end of the guidance range. In addition, the Company’s preliminary unaudited results benefited from a lower projected effective income tax rate, which is now anticipated to be approximately 41.5% to 42.0%.

“We are pleased with the strong ending to 2013,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “The strength of our business and our underlying financial performance reflect an increasing sense of urgency among our client base to improve operationally and to become better positioned strategically. We are encouraged by solid demand across all of our business segments.”

“Fourth quarter performance-based fees were realized at levels higher than we had anticipated,” said Roth. “The results reflect the substantial value that our professionals deliver to our clients. Higher than expected performance-based fees occur only when we exceed client commitments. We are proud to be working with some of the best hospitals and academic medical centers in the country as we help them address a tenuous strategic and operational environment.”

“Excluding the impact of the Company’s recent acquisitions of Blue Stone International and The Frankel Group, we anticipate that our 2014 revenue guidance, when released, will reflect mid-to-upper single digit revenue growth off of a base slightly greater than the high end of our previously announced 2013 revenue guidance of $700 million,” added Roth.

The Company will announce final fourth quarter and full year 2013 financial results and full year 2014 earnings guidance on February 25, 2014. Results may vary from preliminary estimates after the completion of customary year-end processes and reviews.

Webcast to Discuss Preliminary Unaudited Results for 2013

The Company will host a webcast for analysts and investors to discuss its preliminary unaudited financial results for 2013 tomorrow, January 22, 2014, at 8:00 a.m. Eastern Time (7:00 a.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Reconciliation of Preliminary Net Income from Continuing Operations to

Preliminary Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (1)

(In millions)

(Unaudited)

	Year Ended December 31, 2013
	Low	High
Preliminary revenues	$718.0	$720.5

Preliminary net income from continuing operations	$65.5	$66.5
Add back:
Income tax expense	46.2	47.2
Interest and other expenses	6.3	6.3
Depreciation and amortization	23.6	23.6

Preliminary earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$141.6	$143.6
Add back:
Restructuring charges	0.8	0.8
Litigation settlement gain	(5.9)	(5.9)

Preliminary adjusted EBITDA (1)	$136.5	$138.5

Preliminary adjusted EBITDA as a percentage of revenues (1)	19.0%	19.2%

Reconciliation of Preliminary Net Income from Continuing Operations to

Preliminary Adjusted Net Income from Continuing Operations (1)

(In millions, except earnings per share)

(Unaudited)

	Year Ended December 31, 2013
	Low	High
Preliminary net income from continuing operations	$65.5	$66.5

Preliminary diluted earnings per share from continuing operations	$2.88	$2.92

Add back:
Amortization of intangible assets	6.8	6.8
Restructuring charges	0.8	0.8
Litigation settlement gain	(5.9)	(5.9)
Tax effect	(0.7)	(0.7)

Total adjustments, net of tax	1.0	1.0
Preliminary adjusted net income from continuing operations (1)	$66.5	$67.5

Preliminary adjusted diluted earnings per share from continuing operations (1)	$2.92	$2.96

(1)

In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in administration, management, finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 90 of the top 100 research universities, more than 400 corporate general counsel, and more than 385 hospitals and academic medical centers. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###